Exhibit 99.1

SIRIUS Satellite Radio Announces Post-Merger Financial
Guidance for the Combined Company

Expects 2009 Total Net Synergies of $400 Million

Expects 2009 Adjusted EBITDA of $300 Million

Expects Positive Free Cash Flow, before Satellite Capital Expenditures, for 2009

NEW YORK, NY – June 30, 2008 -- SIRIUS Satellite Radio (NASDAQ: SIRI) today announced financial guidance for 2009 assuming the completion of the merger of SIRIUS and XM Satellite Radio Holdings Inc. Based upon the company’s preliminary analysis, it announced that:

  Total synergies, net of the costs to achieve such synergies, for the combined company are expected to be approximately $400 million in 2009;

  Adjusted EBITDA for the combined company is expected to be approximately $300 million in 2009. Adjusted EBITDA is net income/(loss) before interest and investment income, interest expense (net of amounts capitalized), depreciation expense, and non-cash stock compensation expense; and

  The combined company is expected to achieve positive free cash flow, before satellite capital expenditures, for the full year 2009.

To date, neither SIRIUS nor XM has reported positive adjusted EBITDA or achieved free cash flow for a full year.

“The upside potential from this merger is significant. In addition, the synergies, adjusted EBITDA and free cash flow are expected to continue to grow in subsequent years, and we look forward to providing more detail of this growth in coming months,” said Mel Karmazin, SIRIUS Chief Executive Officer and the previously announced CEO of the combined SIRIUS and XM.

The closing of the pending merger remains subject to the approval from the Federal Communications Commission and satisfaction of other applicable conditions, including the refinancing of certain XM debt. On March 24, 2008, the U.S. Department of Justice informed SIRIUS and XM that it had ended its investigation into the pending merger, that it had concluded that the merger is not anti-competitive, and that it will allow the transaction to proceed. SIRIUS and XM each obtained stockholder approval for the pending merger in November 2007.

The company’s financial guidance for total net synergies, adjusted EBITDA and free cash flow assumes, among other things: that the merger will be consummated in the third quarter of 2008; that XM will incur certain incremental interest expense as a result of refinancing certain of its debt; that the combined company will realize certain additional advertising and subscriber revenue synergies as a result of the merger; and that the combined company will achieve cost savings and efficiencies in nearly all aspects of its operations. No assurance can be given that any of these objectives will be met or that the amount of incremental interest at XM will not exceed that anticipated by the company. Furthermore, the company’s financial guidance also assumes that the combined company will, following the consummation of the merger, immediately take steps in nearly all operational areas to rationalize its operations and realize the expected synergies in a timely manner, but no assurance can be given that the necessary measures to realize expected synergies will be implemented in a timely manner.

When the merger was structured, the parties determined that SIRIUS would be the surviving public parent company and that XM would become a subsidiary of SIRIUS. As a result, the preponderance of XM’s existing debt will require refinancing in connection with the merger. Because of the refinancing, the combined company expects XM to incur incremental interest expense as a result of refinancing certain of its debt. Principally as a result of this higher interest expense at XM, among other factors, substantially more of the free cash flow before satellite capital expenditures in 2009 is forecast to be realized at SIRIUS, the parent company, than at XM. In addition, SIRIUS and XM expect to refinance certain debt in 2009 that is scheduled to mature during that year.

For more information on the SIRIUS-XM merger, please visit www.SIRIUSmerger.com.

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About SIRIUS

SIRIUS, “The Best Radio on Radio,” delivers more than 130 channels of the best programming in all of radio. SIRIUS is the original and only home of 100% commercial free music channels in satellite radio, offering 69 music channels. SIRIUS also delivers 65 channels of sports, news, talk, entertainment, traffic, weather and data. SIRIUS is the Official Satellite Radio Partner of the NFL and NASCAR, and broadcasts live play-by-play games of the NFL as well as live NASCAR races. All SIRIUS programming is available for a monthly subscription fee of only $12.95.

SIRIUS Internet Radio (SIR) is an Internet-only version of the SIRIUS radio service, without the use of a radio, for the monthly subscription fee of $12.95. SIR delivers more than 80 channels of talk, entertainment, sports, and 100% commercial free music.

SIRIUS Backseat TV ä is the first ever live in-vehicle rear seat entertainment featuring three channels of children’s programming, including Nickelodeon, Disney Channel and Cartoon Network, for the subscription fee of $6.99 plus applicable audio subscription fee.

SIRIUS products for the car, truck, home, RV and boat are available at shop.sirius.com and in more than 20,000 retail locations, including Best Buy, Circuit City, Crutchfield, Target, Wal-Mart, Sam's Club and RadioShack.

As of December 31, 2007, SIRIUS radios were available as a factory and dealer-installed option in 116 vehicle models and as a dealer only-installed option in 37 vehicle models.

SIRIUS has agreements with Aston Martin, Audi, Automobili Lamborghini, Bentley, BMW, Chrysler, Dodge, Ford, Jaguar, Jeep, Kia, Land Rover, Lincoln, Maybach, Mazda, Mercedes-Benz, Mercury, MINI, Mitsubishi, Rolls-Royce, Volvo, and Volkswagen to offer SIRIUS radios as factory or dealer-installed equipment in their vehicles. SIRIUS has relationships with Toyota and Scion to offer SIRIUS radios as dealer-installed equipment, and a relationship with Subaru to offer SIRIUS radios as factory or dealer-installed equipment. SIRIUS radios are also offered to renters of Hertz vehicles at airport locations nationwide.

Click on www.sirius.com to listen to SIRIUS live, or to purchase a SIRIUS radio and subscription.

The guidance contained herein are based upon a number of assumptions and estimates that, while considered reasonable by us when taken as a whole, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, the guidance is based upon specific assumptions with respect to future business conditions, some or all of which will change. The guidance, like any forecast, is necessarily speculative in nature and it can be expected that the assumptions upon which the guidance is based will not prove to be valid or will vary from actual results. Actual results will vary from the guidance and the variations may be material. Consequently, the guidance should not be regarded as a representation by SIRIUS or any other person that the synergies, adjusted EBITDA and free cash flow will actually be achieved. You are cautioned not to place undue reliance on this information.

Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance with respect to SIRIUS Satellite Radio Inc. are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. Among the significant factors that could cause our actual results to differ materially from those expressed are: our pending merger with XM Satellite Radio Holdings, Inc. (“XM”), including related uncertainties and risks and the impact on our business if the merger is not completed; any events which affect the useful life of our satellites; our dependence upon third parties, including manufacturers of SIRIUS radios, retailers, automakers and programming providers; and our competitive position versus other audio entertainment providers.

SIRIUS
Media Relations
Patrick Reilly
212-901-6646
PReilly@siriusradio.com

Kelly Sullivan
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
ksullivan@joelefrank.com

Investor Relations
Paul Blalock
212-584-5174
PBlalock@siriusradio.com

Hooper Stevens
212-901-6718
HStevens@siriusradio.com